Exhibit 1.3

(TRANSLATION)

REGULATIONS OF BOARD OF DIRECTORS

OF

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

Established on March 28, 1985

Most recently revised on May 1, 2015

Article 1. (Purpose)

Unless otherwise provided by laws or regulations or the Articles of Incorporation, any matters with respect to conduct of the Board of Directors (hereinafter the “Board”) shall be governed by these regulations.

Article 2. (Composition)

The Board shall consist of all the Members of the Board.

Article 3. (Attendance by Audit & Supervisory Board Members)

Any Audit & Supervisory Board Member must attend meetings of the Board. In such event, he or she must express his or her opinions when it is deemed necessary.

Article 4. (Meetings)

Meetings of the Board shall consist of ordinary meetings of the Board and extraordinary meetings of the Board. An ordinary meeting of the Board shall be held generally once every month and an extraordinary meeting of the Board shall be held whenever it is deemed necessary.

Article 5. (Person to Convene Meetings and Chairman)

1. A meeting of the Board shall be convened by the President and he or she shall act as Chairman.

2. Notwithstanding the preceding paragraph, when the Chairman of the Board is appointed, he or she shall convene the meeting and act as Chairman. However, this provision shall not be applicable when the Chairman of the Board is unable to act.

3. When the President is unable to act, one of the other Members of the Board shall convene the meeting of the Board and act as Chairman in accordance with the order predetermined by resolution of the Board.

Article 6. (Procedures of Convocation)

1. Notice of a meeting of the Board shall be dispatched to each Member of the Board and Audit & Supervisory Board Member three (3) days prior to the date of the meeting. Such period of notice may, however, be shortened in case of emergency.

2. When there is unanimous consent of all the Members of the Board and Audit & Supervisory Board Members, a meeting of the Board may be held without the notice mentioned in the preceding paragraph.

3. Any Member of the Board may request the President or any other Member of the Board authorized to convene a meeting of the Board to so convene a meeting, by submitting in writing an agenda or, instead of submitting such written materials, by providing by electronic means the information to be stated in such written materials with the consent of the President or such other Member of the Board authorized to convene a meeting of the Board.

4. If a request pursuant to the preceding paragraph has been made, if within five (5) days a notice of convocation of a meeting of the Board, the date of which is within two (2) weeks from the day of the request, is not dispatched, the Member of the Board who made the request may convene a meeting of the Board.

5. Any Audit & Supervisory Board Member may request that a Board meeting be convened when necessary, as set forth in the relevant laws and regulations.

6. The provisions of paragraph 4 shall apply mutatis mutandis when there has been a request mentioned in the preceding paragraph.

Article 7. (Method of Adopting Resolutions)

1. Resolutions at a meeting of the Board shall be adopted by a majority vote of the Members of the Board present who shall constitute a majority of the Members of the Board entitled to participate in voting.

2. A Member of the Board with a special interest in a resolution mentioned in the preceding paragraph shall have no right to vote on it.

3. Notwithstanding the preceding paragraph, if a Member of the Board presents a proposal concerning a matter submitted to a meeting of the Board and all Members of the Board (but limited to Members of the Board who are entitled to participate in voting on said proposal) approve of such proposal in writing or by electronic methods, the Board shall be deemed to have resolved the adoption of such proposal; provided, however, that this shall not apply when Audit & Supervisory Board Members state objections to such proposal.

Article 8. (Matters to be Resolved at Meetings)

The matters to be resolved at meeting of the Board shall be as set forth in Annex I.

The contents of each item of “4. Matters concerning group management, (1) Matters concerning basic principles of group management” shall be as provided in Annex II, and each item of “9. Matters concerning business” shall be as provided in Annex III.

Article 9. (Handling Urgent Matters)

In the event that any matter to be resolved at a meeting cannot be presented to the meeting because of particular urgency, the President may execute such matter without a resolution of a meeting of the Board. In such event, the President shall present the matter to the next meeting and obtain approval.

Article 10. (Report)

Each Member of the Board shall report the matters provided in Annex IV at meetings of the Board.

Article 11. (Minutes)

The minutes of a meeting of the Board shall contain a summary of proceedings and the results thereof, other matters specified in laws and regulations and the names of Members of the Board who did not vote for a resolution, and the minutes shall bear the names and seal impressions of the Members of the Board and Audit & Supervisory Board Members present.

Article 12. (Notice to Absent Members of the Board and Audit & Supervisory Board Members)

Members of the Board and Audit & Supervisory Board Members absent from a meeting of the Board shall be notified of the results of the proceedings.

Supplementary Provision

(March 28, 1985)

These regulations shall come into force on April 1, 1985.

Supplementary Provision

(November 2, 1990)

These regulations shall come into force on November 5, 1990.

Supplementary Provision

(July 5, 1991)

These regulations shall come into force on July 5, 1991.

Supplementary Provision

(January 14, 1994)

These regulations shall come into force on January 14, 1994.

Supplementary Provision

(April 28, 1994)

These regulations shall come into force on April 28, 1994.

Supplementary Provision

(June 10, 1994)

These regulations shall come into force on June 29, 1994.

Supplementary Provision

(July 1, 1999)

These regulations shall come into force on July 1, 1999.

Supplementary Provision

(December 9, 1999)

These regulations shall come into force on December 9, 1999.

Supplementary Provision

(March 29, 2000)

These regulations shall come into force on March 29, 2000.

Supplementary Provision

(June 27, 2002)

These regulations shall come into force on June 27, 2002.

Supplementary Provision

(April 28, 2006)

These regulations shall come into force on May 1, 2006.

Supplementary Provision

(April 28, 2006)

These regulations shall come into force on June 28, 2006.

Supplementary Provision

(June 25, 2008)

These regulations shall come into force on June 25, 2008.

Supplementary Provision

(April 1, 2010)

These regulations shall come into force on April 1, 2010.

Supplementary Provision

(May 1, 2015)

These regulations shall come into force on May 1, 2015.

ANNEX I

1.	Matters concerning shareholders’ meetings

(1)	Convocation of a shareholders’ meeting

(2)	Determination of the order of Members of the Board who shall convene a shareholders’ meeting and act as Chairman when the President is unable to act

(3)	Determination of agenda of a shareholders’ meeting

2.	Matters concerning financial statements

(1)	Approval of financial statements, business reports and schedules attached thereto

(2)	Approval of consolidated financial statements

(3)	Determination of interim dividends

(4)	Approval of quarterly balance sheets (consolidated and non-consolidated) and quarterly statements of income (consolidated and non-consolidated)

(5)	Approval of securities reports and quarterly reports and annual reports (Form 20-F) to be filed with the United States Securities and Exchange Commission

3.	Matters concerning Board meetings

(1)	Determination of the order of Members of the Board who shall convene a Board meeting and act as Chairman when the President is unable to act

(2)	Establishment, amendment or cancellation of the regulations of the Board

4.	Matters concerning group management

(1)	Matters concerning basic principles of group management

(2)	Execution and amendment of agreements concerning operating expenses for group management

(3)	Execution and amendment of agreements concerning fundamental research and development

5.	Matters concerning shares, bonds, etc.

(1)	Issue of new shares

(2)	Stock splits

(3)	Free share allocation

(4)	Acquisition of treasury stock

(5)	Disposition of treasury stock

(6)	Cancellation of treasury stock

(7)	Offering of bonds or notes

(8)	Issue of stock acquisition rights

(9)	Free allocation of stock acquisition rights

(10)	Cancellation of stock acquisition rights

(11)	Issue of bonds or notes with stock acquisition rights

(12)	Establishment, amendment or cancellation of the share handling regulations

(13)	The determination of the record date (excluding the record date provided in the Articles of Incorporation)

(14)	Determination of the transfer agent regarding shares and stock acquisition rights, its location and the scope of its authority

6.	Matters concerning officers

(1)	Appointment and dismissal of Representative Members of the Board and other Members of the Board with specific titles

(2)	Appointment and dismissal of the Chairman

(3)	Determination of the order of Members of the Board who shall act on behalf of the President when he or she is unable to act

(4)	Determination of work allocation among Members of the Board and delegation of employee duties

(5)	Appointment of counselors (sōdan yaku) and advisors (komon)

(6)	Exemption of Members of the Board and Audit & Supervisory Board Members from liabilities

7.	Matters concerning personnel and organizational affairs, etc.

(1)	Appointment and removal of branch managers and other senior-level employee

(2)	Establishment, amendment or abolition of branch offices or any other substantial organizational units

8.	Matters concerning transactions between Members of the Board and the company

(1)	Approval of transactions by Members of the Board which are included in the business conducted by the company

(2)	Approval of transaction between Members of the Board and the company

9.	Business matters

(1)	Disposition or acquisition of substantial assets

(2)	Borrowing in substantial amounts

(3)	Any other particularly important matters concerning the company’s business

10.	Establishment of systems required by laws or regulations for the purpose of ensuring the proper conduct of business

11.	Others

(1)	Matters delegated by a resolution at a shareholders’ meeting to the Board

(2)	Matters considered particularly necessary by the Board

ANNEX II

Matters concerning basic principles of group management

1.	Important basic policy concerning group management

2.	Important business execution concerning group management

(1)	Execution and amendment of group agreements

(2)	Exercise of voting rights concerning principal subsidiaries

3.	Any other important matters concerning group management

4.	Important matters concerning business operation of subsidiaries

ANNEX III

Matters for Decision	Decision Threshold
1. Disposition or Acquisition of Substantial Assets

[Disposition]

(1) Decisions regarding investments arising from establishment of subsidiaries, etc.	[New Investment] • cases where investment amount is at least 500,000,000 Yen • cases where the investment ratio exceeds 50% and is particularly important

(2) Decisions regarding increase and decrease of investment in subsidiaries, etc. (including mergers, acquisitions of shares)

[Increase of Investment]

•       cases where at least 500,000,000 Yen has already been invested, and cases where the additional investment amount will result in a total investment of at least 500,000,000 Yen

•       cases where the existing investment ratio exceeds 50% and is particularly important, and cases where the additional investment amount will result in a total investment ratio exceeding 50% and is particularly important

[Decrease of Investment]

•       cases of reduction of investment where at least 500,000,000 Yen has already been invested

•       cases of reduction of investment where the existing investment ratio exceeds 50% and is particularly important

(3) Decisions regarding provisions of funds without repayment such as donations, sponsorships and contribution and matters similar thereto	• cases involving at least 30,000,000 Yen

(4) Decisions to join associations	• cases involving at least 30,000,000 Yen

(5) Decisions regarding disposition of research facilities (including software)	• cases involving at least 5,000,000,000 Yen

(6) Fixed Assets

 Decisions to dispose of land and buildings [sale amount (current price, etc.)]	• cases involving at least 2,000,000,000 Yen

‚ Decisions to dispose of other fixed assets [sale amount (acquisition amount)]	• cases involving at least 1,000,000,000 Yen

(7) Decisions to implement overseas technical collaborations	• cases involving at least 3,000,000,000 Yen

(8) Decisions to make loans to operational companies established as a result of restructuring	• amount of lending per quarter

(9) Decisions to make other loans	• cases involving at least 5,000,000,000 Yen

(10) Decisions to waive debt	• cases involving at least 1,000,000,000 Yen

Matters for Decision	Decision Threshold
[Acquisition]

(1) Decisions to construct facilities (for each project)

 Decisions to acquire land and buildings [total planned acquisition amount]	• cases involving at least 10,000,000,000 Yen

‚ Decisions to acquire other fixed assets, etc. [total planned acquisition amount]	• cases involving at least 10,000,000,000 Yen

(2) Decisions to acquire research facilities (including software)	• cases involving at least 5,000,000,000 Yen

(3) Fixed assets

 Decisions to acquire land and buildings [estimated contract amount]	• cases involving at least 5,000,000,000 Yen

‚ Decisions to acquire other fixed assets [estimated contract amount]	• cases involving at least 5,000,000,000 Yen

ƒ Decisions regarding construction compensation (per construction project)	• cases involving at least 1,000,000,000 Yen

2. Borrowing in Substantial Amounts

(1) Decisions to borrow on long-term basis	• amount of borrowing per quarter

(2) Decisions to borrow on short-term basis	• maximum amount per quarter

(3) Decisions as to the giving of guarantees

 Giving of guarantee to financial subsidiaries	• maximum amount per quarter

‚ Others	• cases involving at least 5,000,000,000 Yen

3. Any Other Particularly Important Matters Concerning the Business

(1) Decision regarding annual business plans	• all cases

(2) Decision to implement ancillary businesses	• all cases

(3) Decision concerning implementation of activities to achieve objectives	• all cases

(4) Decision to execute foreign cross-license contracts	• any important case

(5) Decision to execute contracts concerning business collaboration contracts	• any important case

(6) Business collaboration concerning technical development	• any important case

(7) Decision to execute business entrustment contracts (granting and accepting)	• cases involving at least 2,000,000,000 Yen

(8) Approval of shelf registration statements, etc. for the purpose of issuing bonds	• all cases

4. Other Matters Considered Particularly Necessary by Convener

ANNEX IV

Matters to be Reported	Reporting Period

1. Matters Specified in Laws and Regulations

(1) Status of Performance of Business

 Quarterly reports (including donations, sponsorships and contributions, etc. of at least 10,000,000 Yen and less than 30,000,000 Yen, and investments, etc. which do not require Board approval)	• quarterly

‚ Monthly accounting reports	• monthly (in principle)

(2) Reports as to discretionary matters (matters where decisions, etc. regarding details have been left to the President)	• upon completion of matter

2. Matters Considered Necessary by the Board	• from time to time

3. Matters Considered Particularly Necessary by Convener	• from time to time